Exhibit 99.2

DIODES INCORPORATED (“DIODES”)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of BCD Semiconductor Manufacturing Limited and subsidiaries (“BCD”) in March 2013 on our consolidated financial statements. The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto of Diodes (as adjusted for the BCD acquisition), which is included herein.

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the BCD acquisition as if it had been completed on December 31, 2012 and combines Diodes audited consolidated balance sheet with BCD’s audited consolidated balance sheet as of December 31, 2012. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the transactions as if they had been completed on January 1, 2012 and combines Diodes audited consolidated statement of operations and BCD’s audited consolidated statement of operations for the fiscal year ended December 31, 2012.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. A final determination of fair values relating to the acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets of BCD that existed as of the date of the completion of the acquisition. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Diodes with the United States Securities and Exchange Commission and with BCD historical consolidated financial statements which are included herein as Exhibit 99.1.

Diodes Incorporated

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2012

(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	Diodes	BCD	Adjustments		Combined
CURRENT ASSETS
Cash and cash equivalents	$157,121	$36,553	$152,534	(2)(6)	$346,208
			(154,735	)(1)	(154,735)
Accounts receivable, net	152,073	22,743	—		174,816
Inventories	153,293	34,294	—		187,587
Deferred income taxes, current	9,995	1,067	2,615	(7)	13,677
Prepaid expenses and others	18,928	19,339	—		38,267

Total Current Assets	491,410	113,996	414		605,820

PROPERTY, PLANT AND EQUIPMENT, net	243,296	92,167	9,234	(1)(4)	344,697
DEFERRED INCOME TAXES, non-current	36,819	543	(5,054	)(1)	32,308
OTHER ASSETS
Intangible assets, net	87,359	1,575	12,846	(1)(3)	101,780
Goodwill	44,337	295	2,192	(1)	46,824
Other	16,842	11,567	798	(1)(2)	29,207

Total Assets	$920,063	$220,143	$20,430		$1,160,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$7,629	$17,800	$(17,800	)(2)	$7,629
Accounts payable	64,072	35,984	—		100,056
Accrued liabilities	41,139	14,157	8,346	(1)(5)	63,642
Income tax payable	678	1,097	—		1,775

Total Current Liabilities	113,518	69,038	(9,454)		173,102

LONG-TERM DEBT, net of current portion
Long-term borrowings	44,131	—	180,000	(2)	224,131
CAPITAL LEASE OBLIGATION, net of current portion	789	116	—		905
OTHER LONG-TERM LIABILITIES	41,185	4,060	13,970	(1)	59,215

Total Liabilities	199,623	73,214	184,516		457,353
EQUITY
Diodes Incorporated Stockholders’ equity
Common stock	30,674	107	(107	)(8)	30,674
Additional paid-in capital	280,571	159,072	(159,072	)(8)	280,571
Retained earnings	399,796	(25,089)	7,932	(6)(7)(8)	382,639
Accumulated other comprehensive gain (loss)	(33,856)	12,839	(12,839	)(8)	(33,856)

Total Diodes Incorporated Stockholders’ equity	677,185	146,929	(164,086)		660,028
Noncontrolling interest	43,255	—	—		43,255

Total equity	720,440	146,929	(164,086)		703,283

Total Liabilities and Stockholders’ Equity	$920,063	$220,143	$20,430		$1,160,636

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet for the 12 Months Ended December 31, 2012:

(1)	The adjustment reflects the purchase method of accounting, the total consideration is allocated to BCD’s assets and liabilities based on their estimated fair value as of the date of acquisition.

The preliminary estimated consideration is allocated as follows:

Calculation of consideration:
Cash consideration to BCD shareholders from financing arrangement included in footnote 2	$154,735
-Based upon approximately 19 million BCD American Depository Share (ADS) outstanding as of March 5, 2013 at $8 per ADS.
Preliminary allocation of consideration:
Book value of BCD net assets	142,253
Adjustment to historical net book value:
Intangible assets (see footnote 3)	17,200
Fixed assets (see footnote 4)	11,542
Inventory	5,485
Accrued liabilities	(4,010)
Other long-term liabilities	(19,024)
Other	(903)

Adjusted book value of BCD net assets	152,543

Goodwill	$2,192

A final determination, which is expected to be finalized by the end of the third quarter of fiscal 2013, of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets of BCD that existed as of the date of the completion of the merger. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

(2)	The adjustment reflects the new secured $180 million debt, approximately $3 million associated debt issuance cost and repayment of approximately $18 million BCD short-term loans.
(3)	The adjustment reflects the additional amortization of acquisition related intangible assets based on the estimated 6 year weighted-average useful lives.
(4)	The adjustment reflects the additional depreciation on the step-up of acquired BCD property, plant and equipment (“PP&E”) based on the estimated 5 year weighted-average useful lives.
(5)	The adjustment reflects the accrued retention bonus related to the acquisition.
(6)	The adjustment reflects approximately $4 million in transaction costs related to the acquisition.
(7)	The adjustment reflects the adjustments to the current year profits along with its tax effect on the pro forma adjustments.
(8)	The adjustment reflects the acquisition of 100% of the equity of BCD and the elimination of BCD’s historical equity accounts.

Diodes Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Diodes	BCD	Adjustments		Combined
Net sales	$633,806	$142,844	$—		$776,650
Cost of goods sold	472,220	103,360	8,054	(4)(5)(7)(8)	583,634

Gross Profit	161,586	39,484	(8,054)		193,016
Operating expenses:
Selling, general and administrative	101,363	20,680	2,320	(5)(7)	124,363
Research and development	33,761	10,713	378	(5)(7)	44,852
Amortization of acquisition related intangible assets	5,122	514	2,265	(3)(6)	7,901
Loss ( gain) on fixed assets	(3,556)	—	—		(3,556)

Total operating expenses	136,690	31,907	4,963		173,560

Income from operations	24,896	7,577	(13,017)		19,456
Other income (expenses):
Interest income	778	1,281	—		2,059
Interest expense	(876)	(508)	(2,808	)(1)(2)	(4,192)
Amortization of debt issuance cost	—	—	(516	)(1)	(516)
Gain on securities carried on fair value	7,100	—	—		7,100
Other—net	(1,091)	1,016	—		(75)

Total other income (expenses)	5,911	1,789	(3,324)		4,376
Income before income taxes and noncontrolling interest	30,807	9,366	(16,341)		23,832
Income tax provision	(4,825)	(984)	2,615	(9)	(3,194)

Net Income (loss)	25,982	8,382	(13,726)		20,638
Less: net (income) loss attributed to noncontrolling interest	(1,830)	—	—		(1,830)

Net income (loss) attributed to common stockholders	$24,152	$8,382	$(13,726)		$18,808

Earnings (loss) per share attributable to common stockholders
Basic	$0.53	$0.18	$(0.30)		$0.41

Diluted	$0.51	$0.18	$(0.29)		$0.40

Number of shares used in computation
Basic	45,780				45,780

Diluted	46,899				46,899

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the 12 Months Ended December 31, 2012:

(1)	The adjustment reflects the new secured $180 million debt based on the current interest rate of 1.7% and approximately $3 million associated debt issuance cost.
(2)	The adjustment reflects the interest on the BCD’s short-term loan of approximately $18 million repaid upon acquisition.
(3)	The adjustment reflects the additional amortization of acquisition related intangible assets based on the estimated 6 year weighted-average useful lives.
(4)	The adjustment reflects the additional depreciation on the step-up of acquired BCD PP&E based on the estimated 5 year weighted-average useful lives.
(5)	The adjustment reflects the pre-acquisition BCD share-based compensation expense.
(6)	The adjustment reflects the pre-acquisition amortization of acquisition related intangible assets recorded by BCD.
(7)	The adjustment reflects the accrued retention bonus related to the acquisition.
(8)	The adjustment reflects the expensing of approximately $5 million related to the inventory acquired from BCD acquisition. The adjustment accounts for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completion and selling efforts on the work-in-process inventory. This adjustment was recorded against cost of goods sold.
(9)	The adjustment reflects the tax benefit of the net pro forma adjustment at the Company’s effective tax rate.